Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report, dated February 27, 2013, relating to our audit of the consolidated financial statements, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption, “Experts” in such Prospectus.

/s/ McGladrey LLP

McGladrey LLP

Dallas, Texas

February 25, 2014